Exhibit 3.69

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453656 — 3547795
CERTIFICATE OF FORMATION
OF
SUNTERRA PORT ROYAL DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Port Royal Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:32 PM 12/27/2002
020804728 — 3547795
State of Delaware
Certificate of Merger of a Foreign Limited Liability Company
into a Domestic Limited Liability Company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:
First: The name and jurisdiction of formation or organization of each of the limited liability companies which is to merge are:

Name	Jurisdiction
Port Royal SC, LLC	South Carolina
Sunterra Port Royal Development, LLC	Delaware
Second: The Agreement and Plan of Merger has been approved and executed by both entities which are to merge.
Third: The name of the surviving Limited Liability Company is Sunterra Port Royal Development, LLC.
Fourth: The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, Building #5, North Las Vegas, Nevada 89032, the principal place of business of the surviving Limited Liability Company.
Fifth: A copy of the Agreement and Plan of Merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge.
Sixth: The Agreement and Plan of Merger between the aforesaid constituent limited liability companies provides that the merger herein certified shall be effective at 11:59 p.m. on the date of filing this Certificate of Merger in the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed this 27th day of December, 2002 and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving Limited Liability Company in the merger.

SUNTERRA PORT ROYAL DEVELOPMENT, LLC, a Delaware limited liability company
By:	SUNTERRA DEVELOPER AND SALES HOLDING COMPANY, a Delaware corporation, its sole manager and member

By:	/s/ James F. Anderson
	Name:	James F. Anderson
	Title:	Vice President

2

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA PORT ROYAL DEVELOPMENT, LLC
     SUNTERRA PORT ROYAL DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA PORT ROYAL DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 01/23/2004
FILED 12:20 PM 01/23/2004
SRV 040049745 — 3547795 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:10 PM 10/17/2007
FILED 07:10 PM 10/17/2007
SRV 071127837 — 3547795 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA PORT ROYAL DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA PORT ROYAL DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS PORT ROYAL DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of      Sunterra Port Royal Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman Authorized Person